EXHIBIT 10.2

                                FIRST AMENDMENT
                                TO HASBRO, INC.
                             STOCK OPTION PLAN FOR
                            NON-EMPLOYEE DIRECTORS


     WHEREAS, on February 18, 1994, the Board of Directors ("Board") of Hasbro, Inc. (the "Company") adopted the Hasbro, Inc. Stock Option Plan for Non-Employee Directors (the "Plan"), subject to shareholder approval, which was obtained on May 11, 1994; and

     WHEREAS, the Company desires to amend the Plan.

     NOW THEREFORE, the Plan is hereby amended by deleting subsections (3) and (4) of Section 9(b) thereof and substituting the following, effective June 16, 1999:

       "(3) Notwithstanding the foregoing subsections (1) and (2), to the extent that implementation of said subsections would preclude a Change of Control transaction intended to qualify for "pooling of interests" accounting treatment from so qualifying, the Board shall have the discretion to take alternative action with respect to then outstanding awards (including, but not limited to, conversion of such awards to an award of the corporation resulting from such transaction or the settlement of such awards in shares of stock of the Company or such resulting corporation) as may be necessary so as not to preclude such transaction from so qualifying."

     IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officer, as of the 16th day of June, 1999.

                                   HASBRO, INC.


                                   By:  /s/ Phillip H. Waldoks
                                      ---------------------------
                                        Senior Vice President --
                                        Corporate Legal Affairs
                                        and Secretary